EXHIBIT 99

        PRESS RELEASE OF FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.


                First Federal of Northern Michigan Bancorp, Inc.
                               100 S. Second Ave.
                                Alpena, MI 49707
                                 (989) 356-9041



March 15, 2006

  FOR IMMEDIATE RELEASE
  March 15, 2006

  Contact:     Martin A. Thomson
               Chief Executive Officer
               First Federal of Northern Michigan Bancorp, Inc.
               (989) 356-9041



                FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.
                               QUARTERLY DIVIDEND


     ALPENA, Michigan - March 15, 2006 - First Federal of Northern Michigan Bancorp, Inc. (the "Company") (NASDAQ: FFNM) announced the approval by its Board of Directors of a cash dividend on its common stock of $.05 per share for the quarter ended March 31, 2006. The dividend will be payable to stockholders of record as of March 31, 2006 and will be paid on April 21, 2006. The Company has 3,120,344 shares of common stock outstanding.

     The Company is the unitary savings and loan holding company of First Federal of Northern Michigan, a federal savings bank headquartered in Alpena, Michigan.



                                      * * *

                                      (End)